                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Argo-Tech Corporation on Form S-4 of our report dated December 18, 1998 (March 1, 1999 as to Note 17), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Cleveland, Ohio
March 1, 1999